UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 15, 2011

Dear unitholder:

You recently received proxy materials in connection with the special meeting of unitholders of Blueknight Energy Partners, L.P. (“BKEP”) to approve certain amendments to BKEP’s partnership agreement and to approve an amendment to its long term incentive plan.  BKEP’s board of directors recommends that you vote “FOR” both proposals.

According to our latest records, your proxy vote has not been received. If you do not vote, it will have the same effect as a vote against the amendments to the partnership agreement.

Your vote is important, no matter how many or how few shares you own.  Please vote today.

▪ VOTE BY TOUCHTONE PHONE:  You may call the toll-free number on the enclosed voting instruction form and follow the instructions to vote your units.

▪ VOTE THROUGH THE INTERNET: You may log into the Internet address located on the enclosed voting instruction form and follow the instructions on the website.

▪ VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions relating to the special meeting, voting your units or need to request additional proxy materials, you may call MacKenzie Partners, our proxy solicitation advisors, toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thank you in advance for your support of BKEP and for acting promptly.

Sincerely,

/s/ Duke R. Ligon
Duke R. Ligon
Chairman of the Board of Directors

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

Blueknight Energy Partners, L.P.
Two Warren Place
6120 South Yale Avenue, Suite 500
Tulsa, OK  74136-4216
Tel:  918-237-4000
Fax:  918-237-4001
www.bkep.com